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                                                                EXHIBIT 10.7(b)

                                 AMENDMENT NO. 1
                                       TO
                        TELEPHONE AND DATA SYSTEMS, INC.

              1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
              ----------------------------------------------------


          The Plan is amended as follows to include:

          "4(d) Cessation of Employment by Retirement. If a Participant retires from the Company after having reached the age of 65, each Option or SAR held by the Participant shall be exercisable for a period of 90 days after the effective date of the retirement and only to the extent that such Option or SAR could have been exercised on such date; provided, however, that if such Participant shall die within such 90 day period, each such Option or SAR shall be exercisable (to the same extent) by the person to whom the Participant's rights under such Option or SAR shall pass by will or by the applicable laws of descent and distribution for a period ending 180 days after the effective date of such Participants' resignation."

          Existing Paragraph 4(d) is amended to become Paragraph 4(d) and Paragraph 4(e) is amended to become 4(f).